EXHIBIT 99.1

Vision-Sciences, Inc. Receives CE Clearance and Health Canada Approval to Market Its Video-Based Advanced Endoscopy Lines

Providing Extraordinary Vision and Superior Endoscopic Systems to Facilitate Quality Healthcare

ORANGEBURG, N.Y., June 3, 2008 (PRIME NEWSWIRE) -- Vision-Sciences, Inc., (Nasdaq:VSCI) ("Vision-Sciences"), announced today that it received approval from Underwriters Laboratories Inc. to affix the CE Mark to its new line of advanced digital, video-based flexible endoscopes, which come with an integrated "built-in" light source, eliminating the need for a separate camera head, light cable and optical coupler. Vision-Sciences also announced Health Canada approval for these scopes. With Health Canada's approval, and the approval of applicable technical files and updated EC Certificates, Vision-Sciences is now permitted to distribute and sell its scopes throughout all EU countries and Canada.

Vision-Sciences' new digital scopes employ our proprietary EndoSheath(r) technology. Unlike endoscopes from other manufacturers, Vision-Sciences' new advanced video scopes do not contain difficult-to-clean operating channels. Instead, our video scopes utilize our patented, disposable, sterile Slide-On(r) EndoSheath(r) technology which covers the entire endoscope. Each disposable sheath contains a sterile operative channel, which eliminates patient tissue or organic matter from coming into contact with the reusable endoscope or the next patient.

"We are very excited to be able to begin shipping orders to our European and Canadian customers," stated Ron Hadani, President and Chief Executive Officer Vision-Sciences. "We will now be able to meet the medical community's overwhelming interest in our products, and expand our opportunities in the European and Canadian markets."

About Vision-Sciences:

Vision-Sciences, Inc. (Nasdaq:VSCI) develops, manufactures and markets unique flexible endoscopic products for the urology, gastroenterology and the ENT markets, utilizing the proprietary sterile disposable EndoSheath(r) Technology. This technology provides quick and efficient equipment turnover, and ensures the patient a contaminant-free endoscope insertion.

The Vision-Sciences, Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3876

This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Vision-Sciences or its management "believes," "expects," "allows," "anticipates," or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. Other risk factors are detailed in our most recent annual report and other filings with the SEC.

CONTACT:  Vision-Sciences, Inc.
          Christian Escobar, Marketing Manager
          845-365-0600